Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 27, 2017, relating to the financial statements and financial highlights, which appears in Matthews Asia Strategic Income Fund, Matthews Asia Credit Opportunities Fund, Matthews Asian Growth and Income Fund, Matthews Asia Dividend Fund, Matthews China Dividend Fund, Matthews Asia Value Fund, Matthews Asia Focus Fund, Matthews Asia Growth Fund, Matthews Pacific Tiger Fund, Matthews Asia ESG Fund, Matthews Emerging Asia Fund, Matthews Asia Innovators Fund, Matthews China Fund, Matthews India Fund, Matthews Japan Fund, Matthews Korea Fund, Matthews Asia Small Companies Fund, and Matthews China Small Companies Fund’s Annual Report on Form N-CSR for the year ended December 31, 2016. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

PricewaterhouseCoopers, LLP

San Francisco, CA

November 29, 2017